O R I G I N A L

                                 ---------------

                TIME CHARTER Government Form APPROVED BY THE NEW YORK PRODUCE EXCHANGE November 6th, 1913 -- Amended October 20th, 1921: August 6th, 1913:
October 3rd 1946

THIS CHARTER PARTY, made and concluded in ________________, ______ day of _______________, 199__ between __________________________________________,
Owners of ____________________________________ of ___, of _______________ tons gross register, and __________________ tons net register, having engines of ____________________ BHP indicated horse power and with hull, machinery and equipment in a thoroughly efficient state, and classed __________, and to remain so throughout duration of this Charter at ____________ of about _______ cubic feet bale capacity, and about _________ deadweight capacity (cargo and bunkers, including fresh water and stores not exceeding on a draft of ____________ on ___________ ___________ Summer freeboard, inclusive of permanent bunkers which are of the capacity of about ________ tons of fuel, and capable of steaming, fully laden, under good weather conditions about _________ knots on a consumption of about ________ tons of best IFO _________ Plus _______ tons MDO now Trading and ___________ Charterers of ______________.

         WITNESSETH, That the said Owners agree to let, and the said Charterers agree to hire the said vessel, from the time of delivery, for about ________ Months (see Cl. 59) within below mentioned trading limits. Charterers to have liberty to sublet the vessel for all or any part of the time covered by this Charter, but Charterers remaining responsible for the fulfillment of this Charter Party.

Vessel to be placed at the disposal of the Charterers, at _____________________________________. Vessel on her delivery to be ready to receive cargo with clean-swept holds and tight, staunch, strong and in every way fitted for the service, having water ballast, winches and donkey boiler with sufficient steam power, or if not equipped with donkey boiler, then other power sufficient to run all the winches at one and the same time (and with full complement of officers, seamen, and crew for a vessel of her tonnage), to be employed, in carrying lawful merchandise, excluding (See Cl. 52) in such lawful trades, between safe port and/or ports in British North America. World wide trading, although intention is to dedicate the vessel for trading between _____________________, but excluding: (see Cl. 50) as the Charterers or their Agents shall direct, on the following conditions:
         1. That The Owners shall provide and pay for all provisions, wages and consular shipping and discharging fees of the Crew; shall pay for the Insurance of the vessel, also for all the cabin, deck, engine-room and other necessary stores, including boiler water and lubricating oil and maintain her class and keep the vessel whilst on hire in a thoroughly efficient state in hull, machinery and equipment with inspection certificates necessary to comply with current requirements at U.S.A. ports of call for and during the service.
         2. That the Charterers shall provide and pay for all the fuel except as otherwise agreed, Port Charges, Pilotages, Agencies, Commissions, Consular Charges (except those pertaining to the Crew), and/or vessel necessitated because of the vessel's Flag and all other usual expenses except those before stated, but when the vessel puts into a port for causes for which vessel is responsible, then all such charges incurred shall be paid by the Owners. Fumigations ordered because of illness of the crew to be for Owners account. (See Cl. 38)
         Charterers are to provide necessary dunnage and shifting boards, also any extra fittings requisite for a special trade or unusual cargo, but Owners to allow them the use of any dunnage and shifting boards already aboard vessel. Charterers to have the privilege of using shifting boards for dunnage, they making good any damage thereto.
         3. That the Charterers, at the port of delivery, and the Owners, at the port of re-delivery (See Cl. 44).
         4. That the Charterers shall pay for the use and hire of the said Vessel at the rate of (See Cl. 59) United States Currency, commencing on and from the day of her delivery, as aforesaid, and at and after the same rate for any part of a month; hire to continue until the hour of the day of her re-delivery in like good order and condition, ordinary wear and tear excepted, to the Owners (unless lost) at (See Cl. 59) unless otherwise mutually agreed. (See Cl. 29)
         5. Payment of said hire to be made in New York in cash in United States Currency, every days in advance, and for the last half month or part of the same approximate amount of hire, and should same not cover the actual time, hire is to be paid for the balance day by day, as it becomes due, if so required by Owners, unless bank guarantee or deposit is made by the Charterers, otherwise failing the punctual and regular payment of the hire, or bank guarantee, or on any breach of this Charter Party, the Owners shall be at liberty to withdraw the vessel from the service of the Charterers, without prejudice to any claim the (the Owners) may otherwise have on the Charterers.
        Cash for vessel's ordinary disbursements at any port may be advanced as required by the Captain, by the Charterers or their Agents, subject to 2 1/2% commission and such advances shall be deducted from the hire. The Charterers, however, shall in now way be responsible for the application of such advances.
         6. That the cargo or cargoes be laden and/or discharged in any dock or at any wharf or place that Charterers or their Agents may direct, provided the vessel can safely lie always afloat at any time of tide, except at such places where it is customary for similar size vessels to safely lie aground except .
         7. That the whole reach of the Vessel's Hold, Decks, and usual places of loading (not more than she can reasonably stow and carry), also accommodations for Supercargo, if carried, shall be at the Charterers' disposal, reserving only proper and sufficient space for Ship's officers, crew, tackle, apparel, furniture, provisions, stores and fuel. Charterers have the privilege of Supercargo as far as accommodations allow, Charterers paying Owners _______ per day per passenger for accommodations and meals. However, it is agreed that in case any fines or extra expenses are incurred in the consequence of the carriage of passengers, Charterers are to bear such risk and expense.
         8. That the Captain shall prosecute his voyages with the utmost despatch, and shall render all customary assistance with ship's crew and boats. The Captain (although appointed by the Owners), shall be under the orders and directions of the Charterers as regards employment and agency; and Charterers are to load, stow, trim and discharge the cargo at their expense under the supervision of the Captain. Bills of lading for all charges carried under this C/P if required by Charterers without prejudice to the terms and conditions of this C/P, Charterers and/or their agents are hereby authorized to sign Bills of Lading on Owner's/Master's behalf according to Mate's receipts or Tally Clerk's receipts.

         9. That if the Charterers shall have reason to be dissatisfied with the conduct of the Captain, Officers, or Engineers, the Owners shall on receiving particulars of the complaint, investigate the same, and if necessary, make a change in the appointments.
         10. That the Charterers shall have permission to appoint a Supercargo, who shall accompany the vessel and see that voyages are prosecuted with the utmost despatch. He is to be furnished with free accommodation, and same fare as provided for Captain's table. Owners to victual Pilots and Customs Officers, and also, when authorized by Charterer or their Agents, to victual Tally Clerks, Stevedore's Foreman, etc.. See Cl. 41.
         11. That the Charterers shall furnish the Captain from time to time with all requisite instructions and sailing directions, in writing, and the Captain shall keep a full and correct Log of the voyage or voyages, which are to be patent to the Charterers or their Agents, and furnish the Charterers, their Agents or Supercargo, when required, with a true copy of daily Logs, showing the course of the vessel and distance run and the consumption of fuel, revolutions of main engine, velocity and direction of the wind and sea, all in the English language.
         12. That the Charterers shall have the option of continuing this charter for a further period of (See Cl. 59).
         13. That if required by Charterers, time not to commence before as per agreement and should vessel not have given written notice of readiness on or before as per agreement but not later than 4 p.m. Charterers or their Agents to have the option of cancelling this Charter at any time not later than the day of vessel's readiness.
         14. That in the event of the loss of time from deficiency of men or stores, fire, breakdown or damages to hull, machinery or equipment, grounding, detention by average accidents to ship or cargo, drydocking for the purpose of examination or painting bottom, or by any other cause preventing the full working of the vessel, the payment of hire shall cease for the time thereby lost; and if upon the voyage the speed be reduced by defect in or breakdown of any part of her hull, machinery or equipment, the time so lost, and the cost of any extra fuel consumed in consequence thereof, and all extra expenses shall be deducted from the hire.
         15. That should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once. The act of God, enemies, fire, restraint of Princes, Rulers and People, and all dangers and accidents of the Seas, Rivers, Machinery, Boilers and Steam Navigation, and errors of Navigation throughout this Charter Party, always mutually excepted.
         The vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.
         16. That should any dispute arise between Owners and the Charterers, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them, shall be final, and for the purpose of enforcing any award, this agreement may be made a rule of the Court. The Arbitrators shall be commercial men and not Lawyers and to have their place of business in New York.
         17. That the Owners shall have a lien upon all cargoes, and all sub-freights for any amounts due under this Charter, including General Average contributions, and the Charterers to have a lien on the Ship for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the owners in the vessel.

         18. That all derelicts and salvage shall be for Owners' and Charterers' equal benefits after deducting Owners' and Charterers' expenses and Crew's proportion. General Average shall be adjusted, stated and settled, according to Rules 1 to 15, inclusive, 17 to 22, inclusive, and Rule F of York-Antwerp Rules 1974 in the United States, according to the laws and usages at the port of New York. In such adjustment disbursements in foreign currencies shall be exchanged into United States money at the rate prevailing on the dates made and allowances for damage to cargo claimed in foreign currency shall be converted at the rate prevailing on the last day of discharge at the port or place of final discharge of such damaged cargo from the ship. Average agreement or bond and such additional security, as may be required by the carrier, must be furnished before delivery of the goods. Such cash deposit as the carrier or his agents may deem sufficient as additional security for the contribution of the goods and for any salvage and special charges thereon, shall, if required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery. Such deposit shall, at the option of the carrier, be payable in United States money and be remitted to the adjuster. When so remitted the deposit shall be held in a special account at the place of adjustment in the name of the adjuster pending settlement of the General Average and refunds or credit balances, if any, shall be paid in United States money.

         Provisions as to General Average in accordance with the above are to be included in all bills of lading issued hereunder.
         19. Fuel used by the vessel while off hire, also for cooking, condensing water, or for grates and stoves to be agreed to as to quantity, and the cost of replacing same, to be allowed by Owners.
         20. If during this Charter, Drydock is required, than to be mutually agreed, time and place, between Charterers and Owners.
         21. Owners shall maintain the gear of the ship as fitted, providing gear (for all derricks) capable of handling lifts up to three tons, also providing ropes, falls, slings and blocks. If vessel is fitted with derricks capable of handling heavier lifts, Owners are to provide necessary gear for same, otherwise equipment and gear for heaviest lifts shall be for Charterers' account. Owners also to provide on the vessel lanterns and oil for night work, and vessel to give use of electric light when so fitted, but any additional lights over those on board to be at Charterers' expense. The Charterers to have the use of any gear on board the vessel.
         22. Vessel to work night and day, if required by Charterers, Charterers agreeing to pay officers, engineers, deck hands and donkeymen for overtime work done in accordance with the working hours and rates stated in the ship's articles. If the rules of the port, or labor unions, prevent crew from driving winches, above Winchmen to be paid by Charterers. In the event of a disabled winch or winches, or insufficient power to operate winches, Owners to pay for shore engine, or engines, in lieu thereof, if required, and pay any loss of time occasioned thereby.
         23.  U.S.A. Clause Paramount
         24. The vessel shall not be required to enter any ice-bound port, or any port where lights or light-ships have been or are about to be withdrawn by reason of ice, or where there is risk that in the ordinary course of things the vessel will not be able on account of ice to safely enter the port or to get out after having completed loading or discharging.
         25. Nothing herein stated is to be construed as a demise of the vessel to the Time Charterers. The owners to remain responsible for the navigation of the vessel, acts of Pilots and tug boats, insurance, crew, and all other matters including cargo claims, if any, to be settled as per N.Y.P.E. interclub agreement amended 1984, same as when trading for their own account.

         26. A commission of 2 1/2 percent is payable by the Vessel and Owners to _________________ on hire earned and paid under this Charter, and also upon any continuation or extension of this Charter.

         27. Clauses 28 through 66, inclusive as attached, are to be considered fully incorporated in this Charter Party.

The original Charter Party in our possession.
OWNERS                            As                              For CHARTERERS

              RIDER TO
              --------------------------------------------------------
                            DATED                  , 199
                            ------------------------------
29.
Owners to give charterers notice of vessel's delivery; on fixing, ___________________ days and ________ hours definite notice.

Charterers to give owners notices of vessel's redelivery: ___________ and __________ hours definite notice.

30.
Vessel's hold to be thoroughly dried, swept and cleaned. Owners to have the liberty to complete such cleaning during the ballast voyage to the delivery port, but on arrival vessel to be cleaned and ready to load cargo, if required Charterers. Any time lost, such as waiting time of stevedores and/or equipment and/or cleaning expenses to make the vessel acceptable for loading to be for the Owners account. Holds to be watertight. Hatch covers, hatch coaming and any openings to be in good condition and watertight to the surveyor satisfaction who may carry out a Water Hose test if he considers same to be necessary. Any damage to be determined by an independent surveyor and Charters to be compensated within maximum 60 days.

Vessel's crew are responsible to clean the vessel every voyage from cement or petcoke and/or another cargo carried by the vessel. For each cleaning Charterers to compensate Owners at the amount of US$ ____________per voyage/cleaning. Vessel to remain on-hire during cleaning period but the crew to do utmost to minimize the time of cleaning.

31.
Owners agree that Charterers hold an inspection to ensure that the vessel complies with the requirements as stipulated in this C/P. Owners and master rendering every facility and assistance in carrying out such an inspection.

32.
Vessel to be selftrimmer single deck, with surfaces of all holds floors to be completely smooth and with no obstacles and deck free of Cardecks, pontoon racks, timber racks, permanent stanchions or any other special fitting including hatch skirts not connected with the carriage of cement in bulk. Holds to be fully accessible when hatches are fully open. Holds are conventional, free of hindrances or obstacles; no horizontal metal stabs on ribs and tank top smooth and free of any obstructions of any type. Tunnels, exposed cables and pipes shall be entirely protected. Charterers shall not be responsible for damage to sweat battens, trimming hatch covers or other objects if stored in such way that are exposed to contact with the cargo, neither shall they be responsible for damages sustained to any other protrudences and appendages such as, but not limited to, ladders and batten clips, whether removable or unremovable.

Vessel is suitable in all respects for carrying bulk cement and Siwertoll discharge to the extent a single deck selftrimming logger or bulkcarrier can be.

Owners warrant that the vessel is suitable for working of bulldozers and/or payloaders in the vessel's holds not exceeding vessel's tanktop strength.

Vessel to have holes in the hatches to load bulk cement with hatches fully closed. If the proposed vessel does not have the deck hatch manholes where Charterers shooter can run through down into the vessels holds for loading and/or hose connections for dust collector, then Charterers to have the option to cut up to maximum _______ holes in each hatch designated for cargo.

Holes to be cut within same framespace with existing grain feeding holes and only to be cut at the suitable place of hatch covers in accordance with vessel builders specification. All cutting and restoring of the holes to be fully in accordance with Class recommendation at Owners time and expense. Charterers to use terminal reducers for pipe/conveyor loading to minimize size of holes cut in vessel's deck/hatch. Vessel to be fully cooperative in helping with the connections of pipes, hoses and dust collectors by means of any advise or recommendations in order to minimize time spent for these operations.

Vessel to be delivered with holds grain clean and to be freshly painted, as well as to paint vessel's exterior including Charterers emblem on the funnel and new name of the vessel.

Vessel is able to load about _____________ m/t of cement in maximum _________ holds excluding hold no. ________ and about ____________ m/t cement in 3 holds. Vessel can load about _____________ m/t of petcoke in __________ holds.

Package with Blue Print and description should be sent by Express Courier to:






33.
During Charter period Owners/Master to keep Charterers and Charterers agents advised of vessel position on a daily basis unless otherwise directed by Charterers/agents.

Crew to open and close hatches throughout loading/discharging operations if and when required by Charterers or their representatives directions, provided permitted by local regulations.

34.
The cargo shall be brought into the holds, stowed and trimmed by charterers, free of risk, liability and expense to the vessel, provided owners make available an officer from the crew 24 hours a day to assist the terminal in the loading procedures and supervise the loading operation. Precise instructions to the terminal on changes in loading lines for correct stowage and trimming of the vessel to be the responsibility of the Officer On Duty. In case of vessel's pump undercapacity or failure of ballast tanks, which disables the vessel to self-trim and interfere with loading operations, all additional expenses such as personnel and equipment for trimming as well as the required time will be for the Owners account.

No cargo is to be loaded into areas inaccessible to Siwertel and/or Grab discharge, otherwise any additional expenses incurred and extra time used to be for owners account.

In case of vessel's pump undercapacity or failure of ballast tanks, which disables the vessel to self- trim interfering with loading operations, all additional expenses such as personnel and equipment for trimming shall be deducted from the next Charter payment and the time for such operation to be considered as Off - Hire. Deballast rate shall be determined according to the cadence of Shippers loading rate, so as not to affect ship's connection from shore. Any damages to ship or shore equipment due to crews negligence or lack of supervision regarding deballasting rates to be for owners account. At the end of loading operations if the vessel is not correctly trimmed it is to be the vessel's Master responsibility and any time and expense to correct trimming of the ship to be for Owners Account.

35.
The cargo shall be taken from the holds by Charterers/Receivers free of any risk, liability and expense to the vessel provided an officer from the crew is available to assist terminal for discharging procedure and supervision 24 hours a day. Master and crew to be fully cooperative in shifting vessel alongside the berth if required to complete unloading and in reporting to Charterers/Agents information on loading and discharge daily operations.

Master and crew to cooperate with Charterers/Receivers to avoid dust and spillage, but Charterers/Receivers to be responsible for the handling and discharging of cement on board to satisfy the U.S. Environmental Authorities Regulations.

Owners to provide motive power as on board. Vessel to be free of responsibility for damage to equipment. Vessel to provide 440AC volt electric power and compressed air for portable on board dust collectors, if compressed air is not available alternatively a suitable pump to be purchased and cost of same to be mutually shared. Vessel crew to assist in placing and removing plastic covers for hatch openings as requested by U.S. Environmental Authorities provided shore regulations permit.

Charters/Receivers shall be responsible for any pollution claims related with the cement discharge operation, and Charterers/Receivers to be responsible for any action taken against vessel or crew, but vessel to be full responsible for any contamination caused by excessive smoke from stack.

36.
The officers and crew will render customary assistance in preparing the vessel for discharging without delay and keeping delays during cargo operations to a minimum.

Vessel crew to render hold cleaning assistance. Light and motive power as on board. Equipment in vessel's holds to be compatible, with vessel's tank top strength and vessel to be free of responsibility for damage to equipment. Vessel to be left in shovel clean condition if required, after discharge.

37.

Charterers option, on redelivery, to pay Owners in lieu of hold cleaning on redelivery a lumpsum of U.S. _______________.

38.
a. Vessel and all other equipment should comply with the regulations of the countries in which vessel will be employed. The owner is to insure that the vessel is at all times in possession of valid up to date certificates of efficiency to comply with such regulations. If stevedores, longshoremen, or other workers are not permitted to work for to failure of Master and/or Owners, and/or Owners Agents to comply with the aforementioned regulations or because vessel is not in possession of such valid and up to date certificates, then Charterers may suspend hire for the time thereby lost and Owners to pay all expenses incurred incidental to and resulting from such failure.

b. Vessel to supply valid fumigation and deratization certificate on delivery of the Vessel and if it does not cover the whole period of this Charter, and fumigation or deratization is necessary, cost of same and all detention to be for Owners account.

c. Vessel shall have a valid certificate of financial responsibility under United States regulations enabling her to use the navigable water of the United States.

Vessel is eligible for bunkers in the United States.

39.
Vessel to be classed highest Llyods or equivalent, possess valid ITF Certificate or equivalent, U.S. Oil Pollution Certificate of Responsibility and all and any other Certificate to enable her to enter and discharge in U.S. Ports.

It is the Master's responsibility to have on board the necessary documentation for navigation, approaching loading and discharge ports, as well as complete and correct immigration documents for him and his crew. Any time lost due to incomplete documentation of vessel and/or crew or any fine imposed to be for Owners account.

Vessel Owner to ensure that accurate up-to-date deadweight scale, trim data, fuel and ballast tank tables are on board and available to the surveyor to facilitate calculation of cargo weights. The Captain of the vessel will always provide to Charterers the arriving survey, prior to the commencement of loading/unloading operations.

Vessel owner will ensure that all ship's tables and marking are correct and in all respects reliable to produce accurate weight measurements at both loading and discharging ports. Any expenses by non compliance of this requirement will be for Owners Account.

40.
At loading and discharging ports, any time lost by the vessel for the reasons of not all being on board when the vessel is ready to sail or for crew strike to be for Owners account.


41.
The Charterers shall have the privilege to appoint a supercargo who shall accompany the vessel at his own risk, and see that the voyage is performed with the utmost despatch.

He is to be furnished with free accommodations with same fare as provided for at the Captain's tables. Charterer to pay US$ ______ per month or pro rata in lieu of cables, representations, authorize meals and boarding due on Charterers behalf.

42.
Charterers to provide the Captain of the vessel with instructions stating the duties and responsibilities of the vessel and crew. Charterers will provide Owners with a copy of the instructions in order to ascertain that Charterers instructions to the Captain are executed.

In the event that Charterers instructions are not adhered to, then Charterers to request from Owners to remove the Captain and appoint a replacement within days.

43.
Owners guarantee vessel to be always in safe ballast condition.

44.
Vessel to be delivered with about Metric Ton IFO and about Metric Tons of MDO, and to be redelivered with about same Metric Tons IFO and about same Metric Tons of MDO similar quantities.

The Bunker prices will be the current market prices as per respective invoice receipt, on delivery and on redelivery. The Charterers will add to the first payment the value of the bunkers on delivery per Owners cost US$ per Metric Ton/IFO and US$ per Metric
Ton/MDO
as on board on the delivery. Charterers have the privilege on bunkering the Vessel prior delivery into this time charter and Owners have the privilege of bunkering the vessel prior redelivery from this time charter, always provided such bunkering is not interfering with Vessel's loading/discharging operations.

45.
The charterers to have the benefit of Owners P&I Cub over as far as the Association's rules permit. Charterers to have the benefit of any return of Insurance premium received by the Owners.

DUMPING: Should dumping action be enforced against cement imported from Spain, Charterers to have the sold option to cancel the CHARTER with days notice that such action has been enforced (or activated). The petcoke imports to Spain will be allocated to the vessel with rate based on the T/C rate at the time and the voyage calculation for such a voyage. The return cargo or the substitute employment Owners and Charterers to share equally profit or loss. Sunward Shipping to be the exclusive broker in such a case. The equity share by Charterers to be foregone in such circumstances unless the share was already earned (after the first months).


47.
A joint on and off-hire survey for bunker quantities and physical inspection of vessel to be held by an independent surveyor and costs to be mutually shared between Owners and Charterers. The On-Hire bunker survey will be carried out at first loading port in Charterers time. The Off-Hire bunkers survey will be carried out at last discharging port concurrently with discharging operations.

48.
Stevedore damages are to be settled directly between owners and stevedores. Notice shall be given to Stevedores in writing at the time damage has occurred, failing which the stevedore will not be responsible. Proved damages to be repaired by the stevedores without intervention of the Charterers, Shippers or Receivers.

49.
Delivery of vessel shall take place at _________, in charterers option, ___________ or in Charterers option __________. Owners to take delivery of vessel from this time charter _____________, in Charterers option,
________________.

50.
Owners warrant that this vessel has not called Cuba or North Vietnam under their ownership and will not call at these countries prior delivery into this Time Charter.

Following countries are to be excluded: Cuba, North Korea, Libya, Iran and Iraq.

51.
Owner to maintain the vessel in good state and to keep her well painted with all the marks clearly readable at all times.

52.
VESSEL TO CARRY HARMLESS LAWFUL CARGOES EXCEPT:
Logs, Asphalt, Pitch in bulk, Expellers, Petroleum and it's products, Calcium Carbide, Hides, Charcoal, Fishmeal, Resin in bulk Copra, Explosives, Livestock, Acids, Dangerous and/or Inflammable cargoes, Arms, Ammunition, Nuclear and/or Radioactive materials, Ammonium Nitrates except bulk harmless fertilizers grade ammonium nitrate to be allowed, Sunflower Seeds, Sulphur, Pyrites, Garbage or waste. All liquid cargoes, all Garbage or Waste of any type, all cargoes deemed hazardous by IMO.

53.
During the Charter period any extra war risk insurance premium due to trade or place of trade and/or any extra or increase war risk crew bonus if for such trade and/or place of trade to be for Charterers account, but rates never to exceed those quoted by Llyods London and any payment requested to be supported by vouchers.

54.
Vessel to be allowed to use Diesel Oil when maneuvering in narrow water, straits, canals, rivers and/or roads.

                               M MANSA DESCRIPTION

NAME:
Ship's Class:
Summer Draft:
DWT on Summer draft:
GRT/NRT:
L.O.A./L.P.P.:
Hold/Hatch:



                                    Hatch Dimensions:








Main Engine:
IFO Capacity:
F. Water Capacity:
Speed and Consumption Ballast
                              Laden
                              Port consumption
Cargo Space:                  Hold No.                  Grain Capacity in Cu.ft








                              Total
Draft:



                              Above drafts are approximate depending on amount of Bunkers on board.

                              Height from water line _______ Ballasted to top of Hatch coaming. a) No. _______ hatch Fore:

                                b) No. ______ Hatch Aft:

55.
In case vessel is required to berth alongside another vessel for load/discharge Charterers to provide sufficient fenders to Master's satisfaction.

56.
Owners will ensure there will be no obstruction between vessel's hatches and the side of the vessel which would interfere with the efficient working of the shoreside/dockside discharge equipment.

57.
Owners/Master will cooperate with Charterers prior to arrival at load port in arranging cargo stowage plan to facilitate efficient discharge and clean out.

58.
Charterers to have the privilege to sublet the vessel under the terms and conditions of this Charter Party.

59.
Minimum ______ months _______ month more or less in Charterers option. Charterers option to extend the time charter for __________ years always _____ month more or less in Charterers option and to be declared ______ months in advance.


The time charter rate shall be:

In all cases the rate shall be per day or pro rata and must include overtime of crew and officers, and luboil, payable 15 days in advance, less commission.

CHANGE OF RATE: After the first year Charterers have the option to change the rate in accordance to the following formulation.

The ____________ INDEX _________________________________________________________
_______________________________________________________________________________.

Charterers have the privilege to discount any expenses paid on Owners behalf, such vouchers to be sent to Owners as soon as possible, but Owners to reply within 10 days.

As long as Charterers pays the hire and performs under the Charter Party, Mortgagee will not enforce it's right under mortgage by arresting or detaining the vessel or otherwise interfere with Charterers quiet enjoyment of the vessel under this charter.

Any mortgage on the vessel shall contain this provision and Owners shall furnish Charterers with copies.

In the event of the loss of time from deficiency and/or default of the officers or crew or deficiency of stores, fire, breakdown of, or damage to hull, machinery or equipment, grounding, detention by average accident to ship or cargo, drydocking for the purpose of examination or painting bottom or any other similar cause preventing the full working of the vessel, the payment of the hire, if any, shall cease for the time thereby lost. Should the vessel deviate or put back during a voyage, contrary to the orders or directions of the Charterers, for any reason other than accident to the cargo, the hire is to be suspended from the time of the deviating or putting back until she is again in the same equidistant position from the destination and the voyage resume therefrom. All fuel used by the vessel while off hire shall be for Owner's account. If upon the voyage the speed be reduced by defect in, or breakdown of, any part of the hull, machinery or equipment, the time so lost, and the cost of any extra fuel consumed in consequence thereof, and all extra expenses shall be deducted from the hire.

When the vessel is on off hire condition, nothing whatsoever to be paid by Charterers.

Should the vessel go off-hire during the currency of this Charter, Charterers to have the option of adding any such time to the Charter period.

Hire payments to be made to owners bank as follows:

Bank:



Account:
Account number:
Swift Code:
For Credit to:
Account Number:

60.
Vessel's Description:
Ex C. Nurfan
GEARLESS:
DWT:
LOA/BEAM:
GRT:                                NRT:
BUILT:                              FLAG:
CLASS:
GRAIN CAPACITY:
HOLDS/HATCHES:
DECKS:

DISTANCE BETWEEN TOP OF HATCH COAMING AND TOP OF TOP TANKS:

ENGINE:
SPEED/CONSUMPTION:                  BALLAST -
                                    LADEN -


Additional description - see enclosed

Owners warrant speed and consumption in loaded condition of about:

SPEED AND CONSUMPTION:
Speed and Consumption as stated in line 10 of NYPE of this Charter Party, reflects the performance of the main engine when operating at minimum RPM corresponding to BHP. The Owners guarantee that the vessel shall proceed with the utmost dispatch and shall be capable of performing at least the stated speed at all times during the sea voyage, except when the vessel encounters more fresh breeze (Beaufort Scale). "Good Weather Conditions" and "about" in line 9 and 10 of NYPE shall mean maximum Beaufort 4 (four) wind plus/minus 0.5 (one half) knot respectively. The Charterers may instruct the vessel to stream at any slow speed within the safety limits of the engines design.

61.
If the vessel is arrested, boycotted or in any way detained because of matters of Owner's or Crew's concern, including troubles with unions or similar institutions, no hire is due for the time lost thereby.

62.
The Charterers are not responsible for smuggling by Officers and Crew. All detention and expenses incurring therefrom to be for Owners' account, and any time lost shall be deducted from the hire.

63.
It is expressly understood that the pilots, canal steersmen, boatage and tug assistance will only be used by the Master when customary and highly advisable. Captain to keep these services to a minimum.

64.
That should any dispute arise between Owners and Charterers, then Law to apply and the matter in dispute shall be referred to persons in : one to be appointed by each of the parties hereto, and the third by the two so chosen, their decision or that of any two of them shall be final, and for the purpose of enforcing the award, this agreement may be made a rule of the court. The Arbitrators shall be commercial men.

65.
Owners will comply with US Public Law 85-742 (safety and health regulations for longshoremen), or such similar regulations as may be in effect. Any delay due to the vessel by the reason of noncompliance with such regulations shall be for Owners' account.

66.
New Jason Clause, New Both to Blame Collision Clause, USA Clause Paramount, Chamber of Shipping War Risk Clause 1952 1,2, and 3 deemed to form part of this Charter Party and to be incorporated in Bills of Lading.

67.
Neither party hereto shall be liable for loss to the other party hereto in case the party concern is unable to fulfil the whole or any part of its obligations hereunder or is prevented from or delayed in fulfilling such obligations owing to Act of God or any other reason beyond the control of the party concerned, such as any act of national or local government or any agency thereof, voluntary or involuntary compliance with mandatory rules, regulations or others (including priority request or order) of any government authority or any agency department, officers or instrumentality thereof, political disturbances, fire, storm, flood, frost or snow, bad weather, intervention of sanitary, customs and/or other constituted authorities, partial or total stoppage on rivers, canals or railway, earthquake, epidemics, quarantine, explosion, accident, act of public and foreign enemies, insurrection, rebellion, tumults, civil commotions, military usurpation of power, riot, war, warlike situations, hostilities (whether war be declared or not), embargo, sabotage, invasion, any sort of slowdown or stoppage of labor for any cause, strike or lockout, commotion disorder unprecedented stoppages on production, miners, workmen lightermen, barges, tugboatmen or other unforeseen reason which would affect the working, carriage, delivery, shipment, transfer or discharge of the said cargo from Shipper's facilities, vessels loading, or shifting from transfer point to Receivers terminals whether this is partial or general, whether similar to the foregoing or not; or accidents at the factories, at receivers work or wharf, landship, etc.

Should any of the events referred to in the preceding paragraph occur, the party whose performance is affected shall give notice to the other party as promptly as practicable of the nature, probable duration and the express cause of such prevention from or suspension of or delay in its performance and shall use due diligence to resume full performance of its obligations at the earliest practicable date.

Should any event of those referred to above continue for a period exceeding __________ months, either party may, at its option, terminate this agreement, in which case neither party may claim damage for performance.

In the event of outbreak of war involving Mexico or any of the major powers or in the event of war or warlike situation in the countries where loading or discharging occurs, Owners or Charterers shall have the right to cancel this voyage. For the purpose of this Clause the term MAJOR POWERS shall be deemed to include but not excluding the U.S.A., Russia, Great Britain, France, Germany and Mexico.